                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           CABLE TV FUND 14-B, LTD.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
  (2) Aggregate number of securities to which transaction applies: 261,353
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the Registrant's 73 percent interest in the $140,000,000 sales price that is to be paid to the Cable TV Fund 14 A/B Venture in connection with the transaction that is the subject of the proxy solicitation.
  (4) Proposed maximum aggregate value of the transaction to the Registrant:
      $102,200,000
  (5) Total fee paid: $20,440

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

Notes:

                [LOGO OF JONES INTERCABLE, INC. APPEARS HERE]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

      NOTICE OF VOTE OF THE LIMITED PARTNERS OF CABLE TV FUND 14-B, LTD.

To the Limited Partners of Cable TV Fund 14-B, Ltd.:

  A special vote of the limited partners of Cable TV Fund 14-B, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Intercable, Inc., the general partner of the Partnership, for the purpose of obtaining limited partner approval of the sale, to an unaffiliated third party, of the cable television system serving portions of Broward County, Florida, including the cities of Davie, Cooper City, Dania and Lauderdale Lakes (the "Broward System") owned by the Cable TV Fund 14 A/B Venture (the "Venture"), a joint venture in which the Partnership has a 73 percent ownership interest, for $140,000,000 in cash, subject to closing adjustments that may have the effect of reducing the sales price by up to approximately $7,000,000. Information relating to this matter is set forth in the accompanying Proxy Statement.

  If the limited partners approve the proposed sale of the Broward System and if the transaction is closed, the Cable TV Fund 14 A/B Venture will repay all of its debt and a brokerage fee and $96,831,351 of net sale proceeds will be distributed to the two constituent partnerships of the Venture in proportion to their ownership interests. The Partnership accordingly will receive 73 percent of such proceeds, estimated to total $70,583,138, and the Partnership will distribute this portion of the net sale proceeds to its limited partners of record as of the closing date of the sale of the Broward System. It is estimated that the Partnership will distribute to the limited partners $270 for each $500 limited partnership interest, or $540 for each $1,000 invested in the Partnership. Distribution checks will be issued to limited partners' account registration or payment instruction of record.

  Only limited partners of record at the close of business on November 30, 1997 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The Venture's ability to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its limited partners of its portion of the net proceeds of the sale of the Broward System are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the Broward System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the general partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Broward System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Broward System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Intercable, Inc., as general partner of the Partnership, urges you to sign and return the enclosed proxy card as promptly as possible. The proxy card should be returned in the enclosed envelope.

                                          JONES INTERCABLE, INC.
                                          General Partner

                                          /s/ Elizabeth M. Steele
                                          -----------------------
                                          Elizabeth M. Steele
                                          Secretary

Dated: December 15, 1997

                [LOGO OF JONES INTERCABLE, INC. APPEARS HERE]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

                         VOTE OF THE LIMITED PARTNERS
                          OF CABLE TV FUND 14-B, LTD.

  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of Cable TV Fund 14-B, Ltd. (the "Partnership") by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the cable television system serving portions of Broward County, Florida, including the cities of Davie, Cooper City, Dania and Lauderdale Lakes (the "Broward System") owned by the Cable TV Fund 14 A/B Venture (the "Venture"), a joint venture in which the Partnership has a 73 percent ownership interest, for $140,000,000 in cash, subject to closing adjustments that may have the effect of reducing the sales price by up to approximately $7,000,000, to Comcast Corporation or one of its affiliates (the "Purchaser"). The Purchaser is not affiliated with the Partnership or with the General Partner.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is January 30, 1998, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date that the General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The General Partner may extend the deadline for receipt of proxy votes if a majority of the limited partners fail to express an opinion on the transaction by January 30, 1998. If the General Partner extends the deadline for receipt of proxy votes, the limited partners will be informed by mail of the reason for the extension and the new deadline. The cost of the proxy solicitation will be paid by the Partnership.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $500 of capital contributed to the Partnership.

  As of October 28, 1997, the Partnership had 261,353 limited partnership interests outstanding, held by 15,630 persons. There is no established trading market for such interests. To the best of the General Partner's knowledge, no person or group of persons beneficially own more than five percent of the limited partnership interests. During late 1996 and early 1997, Madison Partnership Liquidity Investors XIII, LLC, First Trust Co. LP and Smithtown Bay, LLC, three firms unaffiliated with the Partnership, the General Partner and each other, conducted tender offers for interests in the Partnership. As of October 28, 1997, Madison Partnership Liquidity Investors XIII, LLC and its affiliates owned 6,384 limited partnership interests, or 2.4 percent of the Partnership's limited partnership interests. As of such date, First Trust Co. LP and its affiliates owned 3,100 limited partnership interests, or 1.2 percent of the Partnership's limited partnership interests. And as of such date, Smithtown Bay, LLC and its affiliates owned 1,595 interests, or 0.6 percent of the Partnership's limited partnership interests.

Pursuant to the terms of agreements between the Partnership and the General Partner and such firms, all of the limited partnership interests held by these firms will be voted in the same manner as the majority of all other limited partners who vote on the sale of the Broward System. Thus, for example, if the limited partnership interests voted in favor of the transaction constitute a majority of all limited partnership interests voted but not a majority of all limited partnership interests, these firms will be required to vote their limited partnership interests in favor of the transaction, and in such event the votes of these firms could be sufficient to cause the transaction to be approved by a majority of all limited partnership interests, which is the vote necessary to cause the transaction to be approved. The General Partner owns 28 limited partnership interests. The officers and directors of the General Partner own no limited partnership interests. The 28 limited partnership interests owned by the General Partner will be voted in favor of the proposed transaction. Only limited partners of record at the close of business on November 30, 1997 will be entitled to notice of, and to participate in, the vote.

  As of the date of this Proxy Statement, the Partnership owns a 73 percent ownership interest in the Venture. Cable TV Fund 14-A, Ltd. ("Fund 14-A") has a 27 percent ownership interest in the Venture. The Venture's only asset is the Broward System. The Partnership also directly owns the cable television systems serving Surfside, South Carolina (the "Surfside System") and Littlerock, California (the "Littlerock System"). Because of the Partnership's majority ownership interest in the Venture, the Partnership's financial statements are consolidated with the financial statements of the Venture, with the ownership interest of Fund 14-A in the Venture shown as a minority interest. Although the General Partner expects that the Surfside System and the Littlerock System will be sold in the near future, the General Partner cannot predict when these remaining assets of the Partnership will be sold and thus the General Partner cannot predict when the Partnership will be liquidated and dissolved. After the sale of the Broward System by the Venture, the Venture will be liquidated and dissolved but the Partnership will continue to be a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A vote of the limited partners of the Partnership will be required in the future to approve the sales of the Partnership's remaining assets to the extent any such sales constitute the sale of all or substantially all of the Partnership's assets.

  Upon the consummation of the proposed sale of the Broward System, the Venture will pay all of its indebtedness, which totaled $39,571,399 at September 30, 1997, and a brokerage fee totaling $3,500,000 to The Jones Group, Ltd., a wholly owned subsidiary of the General Partner, and $96,831,351 of net sale proceeds will be distributed to the two constituent partnerships of the Venture in proportion to their ownership interests in the Venture. The Partnership accordingly will receive 73 percent of such proceeds, estimated to total $70,583,138 and then the Partnership will distribute this portion of the net sale proceeds to its limited partners of record as of the closing date of the sale of the Broward System. Distribution checks will be issued to limited partners' account registration or payment instruction of record. Based upon pro forma financial information as of September 30, 1997 and assuming an unadjusted sales price of $140,000,000, as a result of the Broward System's sale, the limited partners of the Partnership, as a group, will receive $70,583,138. Limited partners will receive $270 for each $500 limited partnership interest, or $540 for each $1,000 invested in the Partnership, from the Partnership's portion of the net proceeds of the Broward System's sale.

  If the closing adjustments result in a lower sales price, however, the amount of the net sale proceeds available for distribution to limited partners will be reduced. If the sales price is reduced because the Broward System has less than 56,637 basic subscribers at closing, the sales price will be reduced by an amount equal to $2,472 multiplied by the number by which the system's basic subscribers are less than 56,637. It is possible that the sales price could be reduced by as much as $7,000,000, from $140,000,000 to $133,000,000, if the number of basic subscribers to the Broward System are equal to or less than 53,805 at closing. In such event, the limited partners of the Partnership, as a group, would receive only $65,480,638, or $251 for each $500 limited partnership interest, or $502 for each $1,000 invested in the Partnership. The Venture would have no obligation to close the sale of the Broward System if the sales price were reduced below $133,000,000 due to this basic subscriber closing adjustment. Because the General Partner expects that the Broward System will have approximately 56,700 basic subscribers as of the closing date of the system's sale to the Purchaser, the General Partner anticipates that any closing adjustments relating to the number of the system's basic subscribers will not reduce the sales price by a material amount. See "Proposed Sale of Assets, Sales Price."

  Limited partners should note that there are certain federal income tax consequences of the proposed sale of the Broward System. These consequences are outlined herein under the caption "Federal Income Tax Consequences."

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the Broward System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Broward System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Broward System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The Board of Directors of the General Partner has approved the proposed sale of the Broward System to the Purchaser and the General Partner recommends approval of the transaction by the holders of the Partnership's limited partnership interests pursuant to the terms and conditions of the Venture's agreement with the Purchaser.

  The limited partners of Fund 14-A will not vote on the sale of the Broward System because the Venture's proposed sale of the Broward System does not constitute the sale of all or substantially all of Fund 14-A's assets. Thus, the closing of the sale of the Broward System is not conditioned upon the approval of Fund 14-A's limited partners.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is December 15, 1997.

                            PARTNERSHIP INFORMATION

THE PARTNERSHIP'S INVESTMENT OBJECTIVES

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to obtain capital appreciation in the value of the Partnership's cable television properties; to obtain equity build-up through debt reduction; and to generate tax losses that could be utilized to offset passive income. It was contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partner determined that the Partnership's investment objectives had substantially been achieved and after a holding period of approximately five to seven years.

  Sales of the Partnership's limited partnership interests commenced on August 17, 1987 and the Partnership was formed on September 9, 1987 when subscriptions for the minimum offering amount were received. On January 8, 1988, Fund 14-A and the Partnership formed the Venture. Fund 14-A contributed $18,975,000 to the capital of the Venture for a 27 percent ownership interest and the Partnership contributed $51,025,000 to the capital of the Venture for a 73 percent ownership interest. The Venture was formed to pool the financial resources of Fund 14-A and Partnership, two public partnerships sponsored by the General Partner with identical investment objectives, and to enable them to acquire a greater number of and/or larger cable television systems than each of the partnerships could acquire on its own. The Venture acquired the Broward System on March 31, 1988.

  Based upon the track record of prior public partnerships sponsored by the General Partner that had liquidated or were in the process of liquidating their assets during the period that limited partnership interests in the Partnership were being sold and based upon disclosures made to prospective investors about the Partnership's investment objectives in the Cable TV Fund 14 Limited Partnership Program prospectus and accompanying sales brochure, investors in the Partnership reasonably could have anticipated that the Partnership's investment objectives would be achieved and its assets liquidated after a holding period of approximately five to seven years. Due to the uncertain and then adverse regulatory environment that developed in the early 1990's for the cable television industry, the resultant decline in the prices for cable television systems and the subsequent inactivity in the cable television system marketplace, the General Partner determined that it would be prudent to delay the sale of the Broward System until market conditions improved, and as a result the Broward System has been held by the Venture for more than nine years.

  The purpose of the sale of the Broward System, from the Partnership's perspective, is to attain the Partnership's primary investment objective, i.e., to convert the Partnership's illiquid investment in the Venture's Broward System to cash. The sale proceeds will be used to repay all outstanding indebtedness of the Venture, and the remaining sale proceeds will be distributed to the two constituent partnerships of the Venture. The Partnership in turn will distribute its 73 percent portion of the net sale proceeds to the limited partners of the Partnership in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Broward System is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Venture and the Broward System.

  All distributions of the Partnership from the proceeds of the sale of Partnership-owned cable television systems are to be distributed 100 percent to the limited partners until the limited partners receive an amount equal to 125 percent of their initial capital contributions, and thereafter all such distributions are to be shared 75 percent to the limited partners and 25 percent to the General Partner. Based upon the sales price for the Broward System and the most recent appraisals of the current fair market value of the Surfside System and the Littlerock System, the General Partner now estimates that the limited partners of the Partnership will not receive distributions in an amount equal to their initial capital contributions and thus the sharing arrangement with the General Partner will not ever be triggered.

VOTING PROVISION OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because the Broward System is the Venture's sole asset, and because the Partnership's ownership interest in the Venture represents a substantial portion of the Partnership's assets, the proposed sale of the Broward System to the Purchaser is being submitted for limited partner approval.

                            PROPOSED SALE OF ASSETS

GENERAL

  Pursuant to the terms and conditions of an asset purchase agreement dated as of October 3, 1997 (the "Purchase and Sale Agreement") by and between the Venture and the Purchaser, the Venture has agreed to sell the Broward System to the Purchaser for a sales price of $140,000,000, subject to closing adjustments that may have the effect of reducing the sales price by up to $7,000,000. The Purchaser, Comcast Corporation, is a Pennsylvania corporation headquartered at 1500 Market Street, Philadelphia, Pennsylvania 19102. The Purchaser is not affiliated with the Partnership or with the General Partner. The Partnership has been informed that the Purchaser intends to finance its acquisition of the Broward System through cash on hand and borrowings.

THE CLOSING

  The closing of the sale will occur on the last day of the month immediately following the tenth day after the date on which all of the closing conditions set forth in the Purchase and Sale Agreement have been satisfied. It is anticipated that the closing will occur during the first quarter of 1998. Because the closing is conditioned upon, among other things, the approval of the limited partners of the Partnership and the receipt of material third party consents necessary for the transfer of the Broward System to the Purchaser, there can be no assurance that the proposed sale will occur. The Purchase and Sale Agreement may be terminated by either the Venture or the Purchaser if the closing is not consummated on or before March 31, 1998. See "Conditions to Closing" for a description of the material third party consents necessary for the transfer of the Broward System to the Purchaser.

THE BROWARD SYSTEM

  The Broward System was acquired by the Venture in March 1988 for an aggregate purchase price of $98,972,000. At acquisition, the Broward System consisted of approximately 660 miles of cable plant passing approximately 70,800 homes and serving approximately 35,000 basic subscribers. The basic penetration rate of the Broward System at acquisition was approximately 49 persent. At the closing of its sale to the Purchaser, the Broward System is expected to consist of approximately 1,030 miles of cable plant passing approximately 91,800 homes and serving approximately 56,700 basic subscribers. The basic penetration rate of the Broward System is now approximately 62 percent. In 1996, the Broward System had annual revenues of $25,500,000 and annual cash flow of $11,660,000. The Broward System is projected to have annual revenues in 1997 of $28,200,000 and annual cash flow in 1997 of $12,700,000. Thus, the $140,000,000 sales price represents 12 times 1996 cash flow and 11 times projected 1997 cash flow, and the $140,000,000 sales price represents a sales price per basic subscriber of $2,472.

  The Purchaser will purchase all of the tangible assets of the Broward System that are leased or owned by the Venture and used in the operation of the system, including the system's real estate, vehicles, headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations and furniture and fixtures. The Purchaser also will acquire certain of the intangible assets of the system, including all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights necessary for the operation of the system. Also included in the sale are the subscriber accounts receivable of the system and all of the system's records, files, schematics, maps, reports, promotional graphics, marketing materials and reports filed with federal, state and local regulatory agencies. The foregoing notwithstanding, certain of the Broward System's assets will be retained by the Venture, including cash or cash equivalents on hand and in banks, insurance policies, and any federal, state or local income or other tax refunds to which the Venture may be entitled.

SALES PRICE

  Subject to the closing adjustments described below, the sales price for the Broward System is $140,000,000. The Purchase and Sale Agreement provides for closing adjustments that may reduce the purchase price by as much as 5 percent.

  In the event that the Broward System's current assets as of the closing date are in excess of the Broward System's total liabilities as of closing date, the sales price will be increased by an amount equal to the Broward System's net assets. In the event that the Broward System's current assets as of the closing date are less than the Broward System's total liabilities as of the closing date, the purchase price will be decreased by an amount equal to the Broward System's net liabilities. These closing adjustments, which are not expected to be material, reflect the principle that all liabilities, expenses and income of the Broward System prior to the closing date belong to the Venture and all liabilities, expenses and income attributable to the Broward System after the closing date are for the account of the Purchaser.

  The sales price will be reduced by an amount equal to the product of $2,472 multiplied by the number, if any, by which the average number of basic subscribers to the Broward System as of the closing date is less than 56,637. This provision could result in the sales price being reduced by as much as $7,000,000. For example, the purchase price would be reduced from $140,000,000 to $133,000,000 if the number of basic subscribers to the Broward System are equal to or less than 53,805 at closing. The Venture would have no obligation to close the sale of the Broward System if the sales price were reduced below $133,000,000 due to this basic subscriber closing adjustment. Because the General Partner expects that the Broward System will have approximately 56,700 basic subscribers as of the closing date of the system's sale to the Purchaser, the General Partner anticipates that any closing adjustments relating to the number of the system's basic subscribers will not reduce the sales price by a material amount.

  The sales price will also be decreased by an amount equal to the amount of refunds to be made to subscribers of the Broward System's paging business after the closing date under the agreements for paging services executed on or prior to the closing date. In addition, the sales price will be reduced by $300,000, the value that the Purchaser has placed on the Broward System's paging business, if the Venture is unable to obtain from a third party certain waivers and contract modifications relating to the Broward System's paging business that are necessary to transfer the Broward System's paging business to the Purchaser. Please see Note 5 of the Notes to Unaudited Pro Forma Consolidated Financial Statements for a detailed accounting of the General Partner's current best estimate of the anticipated closing adjustments.

CONDITIONS TO CLOSING

  The obligations of both the Venture and the Purchaser to consummate the closing are subject to the satisfaction or waiver of the following conditions:
(a) any applicable waiting period under the Hart Scott Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act") relating to the transactions contemplated by the Purchase and Sale Agreement shall have expired or been terminated; (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the closing; (c) the Venture and the Purchaser shall have received all required consents in connection with the Broward System's material contracts (excluding pole attachment agreements) and all approvals of governmental franchising authorities to the transfer of the Broward System's cable television franchises from the Venture to the Purchaser, and no such required consent or franchise approval shall have been revoked; and (d) the holders of the limited partnership interests of the Partnership shall have voted to approve the Venture's sale of the Broward System to the Purchaser.

  The obligation of the Purchaser to consummate the closing is subject to the satisfaction or waiver of the following further conditions: (a) the Venture shall have performed in all material respects all of its obligations required under the Purchase and Sale Agreement to be performed by it on or prior to the closing date, the representations and warranties of the Venture contained in the Purchase and Sale Agreement and in any certificate or other writing delivered by the Venture pursuant thereto shall have been true as of the date of the Purchase and Sale Agreement and shall be true at and as of the closing date in all material respects except for changes permitted or contemplated by the Purchase and Sale Agreement, and the Purchaser shall have received a certificate signed by an appropriate executive officer of the General Partner to the foregoing effect; (b) the Purchaser shall have received an opinion of the General Partner's Vice President and General Counsel, dated the closing date, in form and substance reasonably satisfactory to the Purchaser; (c) the Purchaser shall have received an opinion of the Venture's FCC counsel, dated the closing date, in form and substance reasonably satisfactory to the Purchaser; (d) the Broward System shall have as of the closing date at least
(i) an average number of basic subscribers equal to 53,805, (ii) 91,800 homes passed and (iii) average monthly revenue per basic subscriber of at least $33.29; (e) there shall have been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Broward System; (f) the Purchaser shall have entered into, or received a valid assignment of, a retransmission consent agreement with each broadcaster whose signal is carried on the Broward System at the closing on terms and conditions reasonably acceptable to the Purchaser (excluding broadcasters that made the "must carry" election); (g) the Purchaser shall have entered into license agreements for pole attachments with each of the parties to the Broward System's license agreements for pole attachments or provided for or made alternative arrangements reasonably acceptable to the Purchaser for use of such pole attachments without violation of any legal requirement; (h) the Purchaser shall have conducted an environmental assessment of the Broward System's real estate, which assessment shall be satisfactory to the Purchaser in its reasonable discretion; (i) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall restrain, prohibit or otherwise interfere with the effective operation or enjoyment by the Purchaser of all or any material portion of the Broward System; (j) no proceeding challenging the Purchase and Sale Agreement or the transactions contemplated thereby or seeking to prohibit or materially delay the closing shall have been instituted by any person; (k) the Purchaser shall have received evidence satisfactory to it that the Venture's credit facility has been repaid and that the security interest of the Venture's banks in the Broward System have been terminated; and (l) all title defects shall have been insured or cured.

  The obligation of the Venture to consummate the closing is subject to the satisfaction or waiver of the following further conditions: (a) the Purchaser shall have performed in all material respects all of its obligations under the Purchase and Sale Agreement required to be performed by it at or prior to the closing date, the representations and warranties of the Purchaser contained in the Purchase and Sale Agreement and in any certificate or other writing delivered by the Purchaser pursuant thereto shall have been true as of the date of the Purchase and Sale Agreement and shall be true at and as of the closing date in all material respects, and the Venture shall have received a certificate signed by an appropriate executive officer of the Purchaser to the foregoing effect; (b) the downward adjustment to the sales price shall not exceed the amount of $7,000,704; provided, however, that in the event that the downward adjustment to the sales price would exceed such amount but the Purchaser agrees to limit the amount of the downward adjustment to the sales price to an amount equal to $7,000,704, then this condition shall be deemed waived by the Venture; (c) the Venture shall have received an opinion of the Deputy General Counsel of the Purchaser, dated the closing date in form and substance reasonably satisfactory to the Venture; and (d) no proceeding challenging the Purchase and Sale Agreement or the transactions contemplated thereby or seeking to prohibit or materially delay the closing shall have been instituted by any person.

BREAK-UP FEE AND EXPENSE REIMBURSEMENT PAYABLE TO THE PURCHASER

  In order to induce the Purchaser to enter into the Purchase and Sale Agreement, the Venture has agreed that if (i) the General Partner fails to vote in favor of or fails to recommend to the limited partners of the Partnership that they vote in favor of the sale of the Broward System to the Purchaser and the limited partners of the Partnership fail to approve the sale of the Broward System to the Purchaser, or (ii) the limited partners of the Partnership fail to approve the sale of the Broward System to the Purchaser because of a superior proposal for the Broward System received by the Venture after the date of the Purchase and Sale Agreement and prior to the vote of the limited partners of the Partnership or any transaction having a similar effect, the Venture will pay to the Purchaser a break-up fee in an amount equal to the greater of 5 percent of the $140,000,000 sales price or 5 percent of the sales price to be received by the Venture from the party making the superior proposal. For this purpose, the term "superior proposal" means any bona fide, written, unsolicited offer or proposal relating to a merger or other business combination involving the Venture or the acquisition in any manner of any significant equity interest in, or a substantial portion of the assets of, the Venture. Limited partners are informed that as of the date of this Proxy Statement, the Venture has received no superior proposal for the Broward System and the General Partner currently does not expect that the Venture will receive a superior proposal for the Broward System.

  In order to induce the Purchaser to enter into the Purchase and Sale Agreement, the Venture also has agreed that if the limited partners of the Partnership fail to approve the sale of the Broward System to the Purchaser for any reason, the Venture will pay to the Purchaser an amount equal to the actual reasonable fees and expenses paid or payable by or on behalf of the Purchaser to its attorneys, accountants, environmental consultants, management consultants, as well as costs and expenses incurred by the Purchaser in connection with time spent by its employees, in connection with the negotiation, execution and delivery of the Purchase and Sale Agreement.

GENERAL PARTNER GUARANTEE AND COVENANTS

  In order to induce the Purchaser to enter into the Purchase and Sale Agreement, the General Partner has executed and delivered to the Purchaser a guarantee by which the General Partner has guaranteed all of the liabilities and obligations of the Venture, Fund 14-A and the Partnership to the Purchaser under the Purchase and Sale Agreement. The Purchaser informed the General Partner that it would be unwilling to enter into the Purchase and Sale Agreement without having received the General Partner's guarantee. The General Partner received no payment from the Venture or Fund 14-A or the Partnership in return for giving this guarantee.

  The General Partner also agreed with the Purchaser that the General Partner would prepare and, as soon as practicable, and in any event within 30 days after the date of the Purchase and Sale Agreement, file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement comprising preliminary proxy materials of the Partnership under the Exchange Act with respect to the transactions contemplated by the Purchase and Sale Agreement, and would thereafter use its best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive proxy statement and proxy to be mailed to the limited partners of the Partnership as promptly as practicable. The General Partner is obligated to notify the Purchaser promptly of the receipt of any comments from the SEC or its staff or any other governmental official and of any request by the SEC or its staff or any other governmental official for amendments or supplements to the preliminary proxy statement or for additional information.

  The General Partner also agreed with the Purchaser that this Proxy Statement would include the affirmative recommendation of the General Partner that the limited partners of the Partnership approve the transactions contemplated by the Purchase and Sale Agreement, and it does so. The General Partner also agreed with the Purchaser that it would take all action necessary, in accordance with applicable law and the Partnership Agreement, to conduct a vote of the limited partners of the Partnership as promptly as practicable to consider the approval of the Purchase and Sale Agreement and the transactions contemplated thereby, and it has done so. The General Partner also agreed that, subject to compliance with applicable law, it would use commercially reasonable efforts to solicit from the limited partners of the Partnership proxies in favor of approval of the transactions contemplated by the Purchase and Sale Agreement and to take all other commercially reasonable action necessary to secure the vote of the limited partners required to effect the transactions contemplated by the Purchase and Sale Agreement, and it has done so. The General Partner also agreed with the Purchaser that it would vote its limited partnership interests in favor of the sale of the Broward System to the Purchaser pursuant to the terms and conditions of the Purchase and Sale Agreement, and it intends to do so.

BROKERAGE FEE

  As permitted by Section 2.2(n)(i) of the Partnership Agreement, which provides for the payment by the Partnership of brokerage fees to The Jones Group, Ltd. in an amount not to exceed a total of 2.5 percent of the sales price of a cable television system sold by the Partnership to an unaffiliated party, the Venture will pay The Jones Group, Ltd. a fee of $3,500,000 upon the completion of the sale of the Broward System to the Purchaser as compensation to such firm for acting as the Venture's broker and financial advisor in connection with the sale of the Broward System to the Purchaser. The $3,500,000 fee represents 2.5 percent of the $140,000,000 sales price.

REASONS FOR THE TIMING OF THE SALE

  The decision to proceed with the sale of the Broward System at this time was based upon the General Partner's determination early in 1997 that Fund 14-A and the Partnership had achieved their investment objectives with respect to the Broward System and that the Broward System should be offered for sale. In accordance with this decision, an information package describing the Broward System was prepared by The Jones Group, Ltd., and The Jones Group, Ltd. began marketing the Broward System for sale. Upon request, the information package about the Broward System was sent to four unaffiliated cable television system operators, each of which is one of the nation's largest multiple cable television system operators. Offers to purchase the Broward System were received in mid-July 1997 from three of these four cable television system operators. All of the various terms of these offers were analyzed by officers of The Jones Group, Ltd. and were discussed with the Group Vice President/Finance of the General Partner. Upon the conclusion of this analysis, the Purchaser's bid, which offered the highest purchase price for the Broward System and terms customary for transactions of this kind, was accepted. A definitive agreement was negotiated at arm's-length between the General Partner, representing the Venture and its two constituent partnerships, and the Purchaser over a period of two months and the definitive agreement was executed on October 3, 1997.

  The Partnership has a finite legal existence of 17 years, over 10 of which have passed. It was not intended or expected, however, that the Partnership would hold its cable systems for 17 years. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that past experience with prior partnerships had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. Investors in the Partnership also were able to examine the track record of prior partnerships because such track record was set forth in the prospectus delivered in connection with the Partnership's initial public offering. At the time of the formation of the Partnership, the track record showed that prior partnerships had rarely held their cable systems for any longer than six years.

  When investing in the Partnership, by virtue of the provisions of the Partnership Agreement, the limited partners vested in the General Partner the right and the responsibility to determine when the Partnership's investment objectives had been achieved. The Broward System was acquired by the Venture because, in the opinion of the General Partner at the time of the Broward System's acquisition, it had the potential for capital appreciation within a reasonable period of time. It is the General Partner's opinion that during the almost 10 years that the Broward System has been held by the Venture, the Partnership's investment objectives with respect to the Broward System have been achieved. The General Partner used no specific benchmarks or measurement tools in determining that the Partnership's investment objectives have been achieved. The General Partner conducted a subjective evaluation of a variety of factors including the length of the holding period, the prospects for future growth as compared to the potential risks, the cash on cash return to investors, the after-tax internal rate of return to limited partners and the amount of gain to be recognized on the sale of assets.

  In evaluating whether now was the time for the Venture to sell the Broward System, the General Partner generally considered the benefits to the limited partners that might be derived by holding the Broward System for an additional period of time. The General Partner assumed that the Broward System probably would continue to appreciate in value and that as a result the Broward System might be able to be sold for a greater sales price in the future. The General Partner weighed these assumptions against the potential risks to investors from a longer holding period, i.e., the risks that regulatory, technology and/or competitive developments could cause the Broward System to decline in value, which would result in a lesser sales price in the future. A longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies and/or neighboring cable companies could diminish the number of subscribers to the Broward System's basic and premium services, thereby decreasing the value of the Broward System. A longer holding period also would expose investors to the risk that changes in the regulations promulgated by the governmental agencies that oversee cable operations could make cable systems a less desirable investment, thereby decreasing the value of the Broward System. The General Partner's decision to sell the Broward System was greatly influenced by the fact that the originally contemplated holding period has been exceeded.

RECOMMENDATION OF THE GENERAL PARTNER AND FAIRNESS OF THE PROPOSED SALE OF
ASSETS

  The General Partner believes that the Venture's proposed sale of the Broward System to the Purchaser on the terms and conditions of the Purchase and Sale Agreement and the proposed distributions of the net proceeds therefrom are fair to all limited partners of the Partnership, and it recommends that the limited partners of the Partnership approve the Venture's sale of the Broward System to the Purchaser on the terms and conditions of the Purchase and Sale Agreement. In determining the fairness of the proposed transaction, the General Partner's officers and directors considered each of the following factors, all of which had a positive effect on the General Partner's fairness determination:

    (i) The limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Broward System will provide limited partners with liquidity;

    (ii) The sales price represents the fair market value of the Broward System because the sales price was determined in an arm's-length negotiation between the General Partner, representing the Venture, and the Purchaser, an unaffiliated corporation;

    (iii) The Venture has held the Broward System for over nine years, a holding period beyond that originally anticipated;

    (iv) The conditions and prospects of the cable television industry in which the Venture is engaged, including the developing threat of competition from DBS services and telephone companies, and the working capital and other financial needs of the Venture if it were to continue to operate the Broward System; and

    (v) The terms and conditions of the Purchase and Sale Agreement by and between the Venture and the Purchaser, including the fact that the sales price will be paid in cash and the fact that the Purchaser's obligation to close is not contingent upon its ability to obtain financing.

  The General Partner's officers and directors reviewed the terms of the Purchase and Sale Agreement and the sales price and, based on their general knowledge of cable television system transactions undertaken by cable television companies, concluded that the sales price and other transaction terms were fair and were within industry norms for comparable transactions.

CERTAIN EFFECTS OF THE SALE

  Upon consummation of the sale of the Broward System, the proceeds of the sale will be used to repay all of the Venture's indebtedness and a brokerage fee totaling $3,500,000, and $96,831,351 of the net sale proceeds will be distributed to the two constituent partnerships of the Venture in proportion to their ownership interests in the Venture. The Partnership accordingly will receive 73 percent of such proceeds, estimated to total $70,583,138, and then the Partnership will distribute this portion of the net sale proceeds to its limited partners of record as of the closing date of the sale of the Broward System pursuant to the terms of the Partnership Agreement. Based upon pro forma financial information as of September 30, 1997, and assuming an unadjusted sales price of $140,000,000, as a result of the sale of the Broward System, the limited partners of the Partnership, as a group, will receive $70,583,138. Limited partners will receive $270 for each $500 limited partnership interest, or $540 for each $1,000 invested in the Partnership.

  If the closing adjustments result in a lower sales price, however, the amount of the net sale proceeds available for distribution to limited partners will be reduced. If the sales price is reduced because the Broward System has less than 56,637 basic subscribers at closing, the sales price will be reduced by an amount equal to $2,472 multiplied by the number by which the system's basic subscribers are less than 56,637. It is possible that the sales price could be reduced by as much as $7,000,000, from $140,000,000 to $133,000,000, if the number of basic subscribers to the Broward System are equal to or less than 53,805 at closing. In such event, the limited partners of the Partnership, as a group, would receive only $65,480,638, or $251 for each $500 limited partnership interest, or $502 for each $1,000 invested in the Partnership. The Venture would have no obligation to close the sale of the Broward System if the sales price were reduced below $133,000,000 due to this basic subscriber closing adjustment. Because the General Partner expects that the Broward System will have approximately 56,700 basic subscribers as of the closing date of the system's sale to the Purchaser, the General Partner anticipates that any closing adjustments relating to the number of the system's basic subscribers will not reduce the sales price by a material amount.

  The limited partners will be subject to federal income tax on the income resulting from the sale of the Broward System. See the detailed information below under the caption "Federal Income Tax Consequences."

  After the sale of the Broward System and the distribution of the net proceeds therefrom, the Venture will be liquidated and dissolved, most likely in 1998. The Partnership will continue to own and operate the Surfside System and the Littlerock System until such time as these systems are sold. No definitive agreements have been executed for the sale of the Surfside System or the Littlerock System. Based upon the most recent appraisals of the current fair market value of the Surfside System and the Littlerock System, the General Partner estimates that limited partners of the Partnership would not receive distributions in an amount equal to the capital initially contributed to the Partnership by the limited partners. A vote of the limited partners will be required in the future to approve the sales of the Partnership's remaining assets to the extent any such sales constitute the sale of all or substantially all of the Partnership's assets. After the Surfside System and the Littlerock System are sold, the Partnership will be liquidated and dissolved.

  Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the Venture's proposed sale of the Broward System. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners of the Partnership will receive a distribution of the Partnership's portion of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  It is anticipated that if the proposed transaction is not consummated, the General Partner's current management team will continue to manage the Broward System on behalf of the Venture until such time as the Broward System can be sold. No other alternatives currently are being considered.

                        FEDERAL INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the Partnership of the federal income tax consequences to the Partnership and to its limited partners arising from the sale of the Broward System. These tax consequences are expected to be incurred in 1998, the year in which the sale is expected to close. The tax information included herein was prepared by the tax department of the General Partner. The tax information is taken from tax data compiled by the General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual information and should not be considered tax advice.

  By the expected date of the Broward System's sale in 1998, the limited partners will have received certain tax benefits from their investment in the Partnership. Assuming maximum federal income tax rates and no other sources of passive income, limited partners will have received $1,698,795 in tax benefits from Partnership losses ($13 per $1,000 invested). Tax benefits derived from allocable Partnership losses have been limited due to the passive loss limitation rules enacted in 1986.

  The sale of the Broward System should not result in a net taxable gain for federal income tax reporting purposes. The system sale gain allocation of $72,169,495 ($552 per $1,000 invested) should be offset by limited partner passive loss carryforwards of $88,798,296 ($680 per $1,000 invested). The passive loss carryforward balance assumes that limited partners have not previously utilized allocable Partnership losses limited by passive loss limitations in prior years. Partners that have utilized some or all of these Partnership losses will have results that vary accordingly. The General Partner estimates that $71,765,105 ($549 per $1,000 invested) of the $72,169,495 gain allocated to the limited partners will be reported as ordinary income from the recapture of depreciation on personal property under
Section 1245. The General Partner estimates that the remainder of the gain, $404,390 ($3 per $1,000 invested), will be treated as long term capital gain under Section 1231. Printed materials will be provided to limited partners in the first quarter of 1999 with their annual tax information packet to assist limited partners in the reporting of their allocable gain and potential passive loss carryforward deductions from the sale of the Broward System.

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a withholding tax on their share of the Partnership's income from the sale of the Broward System. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign person will receive a credit on their U.S. tax return for the amount of the tax withheld by the Partnership. The tax withheld will be treated as a distribution to the limited partner.

            CERTAIN INFORMATION ABOUT THE PARTNERSHIP, THE GENERAL
                    PARTNER AND THE PURCHASER OF THE SYSTEM

  The principal executive offices of the Partnership and the General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111. The principal executive offices of the Purchaser are located at 1500 Market Street, Philadelphia, Pennsylvania 19102.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the SEC at 450

Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a World Wide Web site that contains reports, proxy statements and information statements of registrants (including the Partnership) that file electronically with the SEC at http://www.sec.gov. The Partnership will continue in existence and will continue to be subject to the informational reporting requirements of the Exchange Act after the sale of the Broward System. The Partnership's registration and reporting requirements under the Exchange Act will not be terminated until the dissolution of the Partnership after the sale of the Partnership's Surfside System and Littlerock System.

                USE OF PROCEEDS FROM THE BROWARD SYSTEM'S SALE

  The following is a brief summary of the Venture's estimated use of proceeds and of the Partnership's estimated use of its portion of the proceeds from the sale of the Broward System. All of the following selected financial information is based upon amounts as of September 30, 1997 and certain estimates of liabilities and the number of basic subscribers at closing. Final results may differ materially from these estimates. A more detailed discussion of the financial consequences of the sale of the system is set forth below under the caption "Unaudited Pro Forma Consolidated Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma consolidated financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership approve the proposed sale of the Broward System and the transaction is closed, the Venture will pay all of its indebtedness, and $96,831,351 of net sale proceeds will be distributed to the two constituent partnerships of the Venture in proportion to their ownership interests in the Venture. The Partnership accordingly will receive 73 percent of such proceeds, estimated to total $70,583,138, and then the Partnership will distribute this portion of the net sale proceeds to its limited partners of record as of the closing date of the sale of the Broward System and pursuant to the terms of the Partnership Agreement. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Broward System.....................  $140,000,000
   Add:Cash on Hand...............................................       531,238
   Less:Estimated Net Closing Adjustments.........................      (628,548)
      Repayment of Debt...........................................   (39,571,339)
      Brokerage Fee...............................................    (3,500,000)
                                                                    ------------
      Cash Available for Distribution by the Venture..............    96,831,351
      Cash Distributed to Fund 14-A...............................    26,248,213
                                                                    ------------
         Cash Available for Distribution by the Partnership to its
          Limited Partners........................................  $ 70,583,138
                                                                    ============

  Based on financial information available at September 30, 1997, the following table presents the estimated results of the Partnership when the sale of the Broward System is completed:

   Dollar Amount Raised............................................ $130,676,500
   Number of Cable Television Systems Purchased Directly...........          Two
   Number of Cable Television Systems Purchased Indirectly.........          One
   Date of Closing of Offering.....................................  August 1987

   Tax and Distribution Data per $1,000 of Limited Partnership
    Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations.............................................. $(727)
       --from recapture............................................... $ 549
       Capital Gain (Loss)............................................ $   3
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income............................................ $ -0-
       --return of capital............................................ $ 540
       Source (on cash basis)
       --sales........................................................ $ 540

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                          OF CABLE TV FUND 14-B, LTD.

  The following unaudited pro forma consolidated financial statements assume that as of September 30, 1997, the Venture had sold the Broward System for $140,000,000. The funds available to the Venture, adjusting for the estimated net closing adjustments of the Broward System, are expected to total approximately $139,371,452. Such funds will be used to repay all indebtedness of the Venture and a brokerage fee, and the balance will be distributed to the two constituent partnerships of the Venture pursuant to their percentage ownership interests in the Venture and then each partnership will distribute its share of the net sales proceeds pursuant to the terms of their partnership agreements. The Partnership will receive $70,583,138 from the Venture. Pursuant to the terms of the Partnership Agreement, the Partnership will distribute this amount to its limited partners as a partial return of capital initially contributed to the Partnership by the limited partners.

  The unaudited pro forma consolidated financial statements should be read in conjunction with the appropriate notes to the unaudited pro forma consolidated financial statements.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF SEPTEMBER 30, 1997 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                            CABLE TV FUND 14-B, LTD.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997

                                                     PRO FORMA     PRO FORMA
                                      AS REPORTED   ADJUSTMENTS     BALANCE
                                      ------------  ------------  ------------
ASSETS
Cash and Cash Equivalents............ $    489,312  $ 97,576,568  $ 98,065,880
Trade Receivables, net...............    1,450,884      (933,031)      517,853
Investment in Cable Television
 Properties:
  Property, plant and equipment, net.   49,716,560   (28,498,878)   21,217,682
  Franchise costs and other
   intangibles, net..................   47,918,117   (24,443,364)   23,474,753
                                      ------------  ------------  ------------
    Total investment in cable
     television properties...........   97,634,677   (52,942,242)   44,692,435
Deposits, Prepaid Expenses and
 Deferred Charges....................      798,101      (669,633)      128,468
                                      ------------  ------------  ------------
    Total Assets..................... $100,372,974  $ 43,031,662  $143,404,636
                                      ============  ============  ============
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Debt............................... $ 54,108,713  $(39,571,339) $ 14,537,374
  General Partner advances...........      475,162            --       475,162
  Deferred brokerage fee.............      920,000            --       920,000
  Trade accounts payable and accrued
   liabilities.......................    2,172,916    (1,747,792)      425,124
  Subscriber prepayments.............      577,554      (483,420)       94,134
  Distribution payable to joint
   venture partner...................           --    26,248,213    26,248,213
  Accrued distribution to limited
   partners..........................           --    70,583,138    70,583,138
                                      ------------  ------------  ------------
    Total Liabilities................   58,254,345    55,028,800   113,283,145
                                      ------------  ------------  ------------
Minority Interest in Joint Venture...    3,500,884    (3,353,990)      146,894
Partners' Capital (Deficit):
  General Partner....................     (739,918)        2,320      (737,598)
  Limited Partners...................   39,357,663    (8,645,468)   30,712,195
                                      ------------  ------------  ------------
    Total Partners' Capital
     (Deficit).......................   38,617,745    (8,643,148)   29,974,597
                                      ------------  ------------  ------------
  Total Liabilities and Partners'
   Capital (Deficit)................. $100,372,974  $ 43,031,662  $143,404,636
                                      ============  ============  ============


The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of this unaudited pro forma consolidated balance sheet.

                            CABLE TV FUND 14-B, LTD.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                       PRO FORMA     PRO FORMA
                                         AS REPORTED  ADJUSTMENTS     BALANCE
                                         -----------  ------------  -----------
REVENUES...............................  $37,768,924  $(25,519,105) $12,249,819
COSTS AND EXPENSES:
  Operating expenses...................   21,066,729   (13,997,847)   7,068,882
  Management fees and allocated
   overhead from
   the General Partner.................    4,392,877    (2,939,840)   1,453,037
  Depreciation and Amortization........   13,404,578    (8,281,459)   5,123,119
                                         -----------  ------------  -----------
OPERATING LOSS.........................   (1,095,260)     (299,959)  (1,395,219)
                                         -----------  ------------  -----------
OTHER INCOME (EXPENSE):
  Interest expense.....................   (4,088,951)    2,779,854  (1,309,097)
  Other, net...........................     (101,084)       38,902      (62,182)
                                         -----------  ------------  -----------
    Total other income (expense), net..   (4,190,035)    2,818,756   (1,371,279)
                                         -----------  ------------  -----------
CONSOLIDATED LOSS BEFORE MINORITY
 INTEREST..............................  $(5,285,295) $  2,518,797  $(2,766,498)
MINORITY INTEREST IN CONSOLIDATED LOSS.      815,252      (388,522)     426,730
NET LOSS...............................   (4,470,043)    2,130,275   (2,339,768)
                                         ===========  ============  ===========
NET LOSS PER LIMITED PARTNERSHIP
 INTEREST..............................  $    (16.93)               $     (8.86)
                                         ===========                ===========


The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of this unaudited pro forma consolidated statement.

                            CABLE TV FUND 14-B, LTD.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                       PRO FORMA     PRO FORMA
                                         AS REPORTED  ADJUSTMENTS     BALANCE
                                         -----------  ------------  -----------
REVENUES...............................  $30,635,555  $(20,596,170) $10,039,385
COSTS AND EXPENSES:
  Operating expenses...................   17,066,669   (11,441,295)   5,625,374
  Management fees and allocated
   overhead from the General Partner...    3,318,269    (2,200,437)   1,117,832
  Depreciation and amortization........   10,389,159    (6,450,202)   3,938,957
                                         -----------  ------------  -----------
OPERATING LOSS.........................     (138,542)     (504,236)    (642,778)
                                         -----------  ------------  -----------
OTHER INCOME (EXPENSE):
  Interest expense.....................   (2,939,157)    2,069,152     (870,005)
  Other, net...........................       20,137       (32,331)     (12,194)
                                         -----------  ------------  -----------
    Total other income (expense), net..   (2,919,020)    2,036,821     (882,199)
                                         -----------  ------------  -----------
CONSOLIDATED LOSS BEFORE MINORITY
 INTEREST..............................  $(3,057,562) $  1,532,585  $(1,524,977)
MINORITY INTEREST IN CONSOLIDATED LOSS.      462,936      (232,044)     230,892
NET LOSS...............................   (2,594,626)    1,300,541   (1,294,085)
                                         ===========  ============  ===========
NET LOSS PER LIMITED PARTNERSHIP
 INTEREST..............................  $    (9.83)                $     (4.90)
                                         ===========                ===========


The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of this unaudited pro forma consolidated statement.

                           CABLE TV FUND 14-B, LTD.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  1) The accompanying unaudited consolidated financial statements include 100 percent of the accounts of the Partnership and those of the Venture reduced by Fund 14-A's 27 percent minority interest in the Venture. All interpartnership accounts and transactions have been eliminated.

  2) The Partnership has a 73 percent ownership interest in the Venture through capital contributions made in 1988. The following calculations present the sale of the Broward System and the resulting estimated distributions expected to be received by the Partnership.

  3) The unaudited pro forma consolidated balance sheet of the Partnership assumes that the Venture had sold the Broward System for $140,000,000 as of September 30, 1997. The unaudited pro forma consolidated statements of operations of the Partnership assume that the Venture had sold the Broward System for $140,000,000 as of January 1, 1996.

  4) The Partnership will receive $70,583,138 from the Venture, which the Partnership in turn will distribute to its limited partners. The total limited partner distribution of $70,583,138 represents $270 per each $500 limited partnership interest and $540 for each $1,000 invested in the Partnership.

  5) The estimated gain recognized from the sale of the Broward System and corresponding estimated distribution to limited partners as of September 30, 1997 has been computed as follows:

GAIN ON SALE OF ASSETS:

Contract sales price.............................................  $140,000,000
Less: Net book value of investment in cable television properties
      at September 30, 1997......................................   (52,942,242)
                                                                   ------------
Gain on sale of assets...........................................  $ 87,057,758
                                                                   ============
DISTRIBUTION TO PARTNERS:
Contract sales price.............................................  $140,000,000
Add:Trade receivables, net.......................................       933,031
Prepaid expenses.................................................       669,633
Less:Trade accounts payable and accrued liabilities..............    (1,747,792)
Subscriber prepayments...........................................      (483,420)
                                                                   ------------
Adjusted cash received...........................................   139,371,452
Less:Outstanding debt to third parties...........................   (39,571,339)
Brokerage fee to The Jones Group, Ltd............................    (3,500,000)
Add:Cash on hand.................................................       531,238
                                                                   ------------
Cash Available for Distribution by the Venture...................    96,831,351
Cash Distributed to Fund 14-A....................................    26,248,213
                                                                   ------------
Cash Available for Distribution by the Partnership to its Limited
 Partners........................................................  $ 70,583,138
                                                                   ============

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 are being mailed to the limited partners of the Partnership together with this Proxy Statement.

                          INCORPORATION BY REFERENCE

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 are incorporated by reference in their entirety in this Proxy Statement.

                 [LOGO OF JONES INTERCABLE INC. APPEARS HERE]
                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112
                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Cable TV Fund 14-B, Ltd., a Colorado limited partnership, hereby votes on the sale of Cable TV Fund 14 A/B Venture's Broward County, Florida cable television system to Comcast Corporation or one of its affiliates, pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated as of October 3, 1997, as follows:

      [_] CONSENTS        [_] WITHHOLDS CONSENT      [_] ABSTAINS

 (YOU MUST SIGN ON THE REVERSE SIDE OF THIS PROXY CARD FOR YOUR VOTE TO COUNT.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.

                                                PLEASE SIGN EXACTLY AS NAME
                                                     APPEARS ON LABEL.

                                            DATED: ______________________, 199

                                            ___________________________________
                                            Beneficial Owner Signature
                                            (Investor)

                                            ___________________________________
                                            Authorized Trustee/Custodian
                                            Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
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



                 [LOGO OF JONES INTERCABLE INC. APPEARS HERE]
                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112
                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Cable TV Fund 14-B, Ltd., a Colorado limited partnership, hereby votes on the sale of Cable TV Fund 14 A/B Venture's Broward County, Florida cable television system to Comcast Corporation or one of its affiliates, pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated as of October 3, 1997, as follows:

      [_] CONSENTS        [_] WITHHOLDS CONSENT      [_] ABSTAINS

 (YOU MUST SIGN ON THE REVERSE SIDE OF THIS PROXY CARD FOR YOUR VOTE TO COUNT.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.

                                            ALL OWNERS MUST SIGN EXACTLY AS
                                            NAME(S) APPEAR ON LABEL.

                                              When limited partnership
                                            interests are held by more than
                                            one person, all owners must sign.
                                            When signing as attorney, as
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corpo-ration,
                                            please sign in full corporation
                                            name by autho-rized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            DATED: ______________________, 199

                                            ___________________________________
                                            Signature - Investor 1

                                            ___________________________________
                                            Signature - Investor 2

                                            ___________________________________
                                            Signature - Investor 3

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
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